================================================================================


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): November 11, 1998


                              HILLS STORES COMPANY
             (Exact name of registrant as specified in its charter)

        Delaware                    1-9505                      31-1153510
 (State or other juris-           (Commission                (I.R.S. employer
diction of incorporation)         file number)            identification number)

             15 Dan Road                                      02021
         Canton, Massachusetts                              (Zip Code)
(Address of principal executive office)


              Registrant's telephone number, including area code:

                                 (781) 821-1000






================================================================================

Item 5.  Other Events
         ------------

        On November 11, 1998, Hills Stores Company (the "Company") amended its Rights Agreement dated as of August 16, 1994 (the "Rights Agreement") between the Company and The Chase Manhattan Bank (formerly known as Chemical Bank), as Rights Agent.

	The Amendment to the Rights Agreement provides that no person shall become an Acquiring Person under the Rights Agreement by reason or as a result of the consummation of the merger between the Company and Ames Department Stores, Inc. and that no Distribution Date shall occur by reason or as a result of consummation of the merger. The Amendment also provides that the indemnity provided for therein shall survive the termination of the Rights Agreement and the termination and the expiration of the Rights.

        The foregoing description of the Amendment to the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Amendment to the Rights Agreement, which is filed as an exhibit hereto and incorporated herein by reference.


Item  7.  Exhibits
          --------

	The following Exhibit is filed as part of this Report:

Exhibit
Number          Title
-------         -----

99.1 Second Amendment dated as of November 11, 1998 to the Rights Agreement dated as of August 16, 1994 between Hills Stores Company and The Chase Manhattan Bank.


                                    SIGNATURE

	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the under-signed, thereunto duly authorized.

                                                HILLS STORES COMPANY


                                                By: /s/ William K. Friend
                                                   -------------------------
                                                Name:   William K. Friend
                                                Title:  Senior Vice President-
                                                        Secretary

Dated: December 21, 1998

                                  EXHIBIT INDEX

                      Pursuant to Item 601 of Regulation S-K


Exhibit
Number          Title
-------         -----

99.1 Second Amendment dated as of November 11, 1998 to the Rights Agreement dated as of August 16, 1994 between Hills Stores Company and The Chase Manhattan Bank.













































                                       3